Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”), made by and between Stephen E. Pirnat (the “Consultant”) and ClearSign Combustion Corporation (the “Company”) on the 31st day of December 2018, will be effective on January 1, 2019 (the “Effective Date”) and is made in reference to the following:

RECITALS

A.       The Consultant has been a member of the Company’s Board of Directors since November 2011 and the Company’s Chief Executive Officer since February 2015 and has substantial experience and knowledge regarding the Company’s business and operations.

B.       The Consultant’s employment agreement expires on December 31, 2018 and on that date the Consultant will retire and will resign any office he holds, including the offices of Chief Executive Officer and director.

C.       The Company is in the process of recruiting a successor Chief Executive Officer (the “Successor”).

D.       The Company wishes to retain the Consultant, and the Consultant has agreed to render services to the Company, as set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

AGREEMENT

1.       Term. Subject to Section 5 of this Agreement, beginning on the Effective Date and continuing through December 31, 2020 (the “Term”), the Consultant will render the Services described below to the Company on an “as needed” basis.

2.       Duties of Consultant. As reasonably requested by the Company through the Chairperson of the Board, the Successor or the interim Chief Financial Officer, the Consultant shall provide services concerning the business and operations of the Company including, but not limited to, assistance with the transition of responsibilities to the Successor and any other service previously performed by the Consultant during his tenure as the Company’s Chief Executive Officer, including any service that may relate to the Company’s reporting requirements under the Securities Exchange Act of 1934, as amended (collectively, the “Services”).

3.       Compensation. As compensation, the Company shall pay to the Consultant a fee of $1.00 for each day the Services are performed, plus expenses to be reimbursed at cost. The compensation shall be payable within 10 days of presentation of an invoice detailing days worked and expenses incurred, if any. The Consultant shall provide the invoice to the Company on any day following the last day of the month in which the Services were performed or the expenses incurred.

4.       Nondisclosure.

4.1       Property Belonging to Company. The Consultant shall perform the Services as a “Work for Hire,” where copyright, title, patent, ownership and other proprietary rights of all material produced shall be retained by the Company and its assignees. The Consultant acknowledges his prior execution of the Confidentiality and Proprietary Rights Agreement dated January 16, 2015, which is incorporated herein and made a part of this Agreement, and agrees that it remains in full force and effect.

4.2       Access to Confidential Information. The Consultant agrees that during the Term, the Consultant will have access to and become acquainted with confidential proprietary information (“Confidential Information”) which is owned by the Company and is regularly used in the operation of the Company’s business. The Consultant agrees that the term “Confidential Information” as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term “Confidential Information” includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, “know-how,” negative “know-how,” trade secrets, customer and supplier identities, characteristics and terms of agreements, details of customer or contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, shall remain the exclusive property of the Company. The term “Confidential Information” does not include (i) any information known to the Consultant prior to disclosure by the Company or its representatives, (ii) any information which becomes available to the Consultant on a non-confidential basis from a source other than the Company who is not bound by a confidentiality agreement with, or any other contractual, legal or fiduciary obligation of confidentiality to, the Company or any related party with respect to such information and (iii) any information which is or becomes generally available to the public other than as a result of a disclosure by the Consultant in breach of this Agreement. In the event that the Consultant receives a request to disclose all or any part of the Confidential Information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction the Consultant agrees to immediately notify the Company of the existence, terms and circumstances surrounding such a request. The Company agrees to assume, at its sole charge and expense, any costs that are the direct result of actions taken at the direction or request of the Company (and, if any payments are made by the Consultant, to promptly reimburse the Consultant for such payments), including any fees and disbursements to legal counsel that the Consultant incurs.

4.3       No Unfair Use by Consultant. The Consultant promises and agrees that the Consultant (which shall include his advisors, consultants, contractors and affiliates) shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company’s Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant’s business relationship with the Company. The Consultant agrees that the sale or unauthorized use or disclosure of any of the Company’s Confidential Information constitutes unfair competition. The Consultant promises and agrees not to engage in any unfair competition with the Company and will take measures that are appropriate to prevent his employees, contractors or affiliates from engaging in unfair competition with the Company.

4.4       Obligations Survive Agreement. The Consultant’s obligations under this Section 4 shall survive the expiration or termination of this Agreement.

5.       Termination.

5.1       Automatic Termination. This Agreement terminates automatically on the death or disability of the Consultant, provided that as a result of the disability the Consultant is no longer able to perform the Services required by this Agreement for a period of at least 30 days.

5.2       Termination by Notice. This Agreement may be terminated by the Company upon 5 days written notice to the Consultant.

5.3       Return of Company Property. Upon the termination or expiration of this Agreement, the Consultant (which shall include his employees, advisors, consultants, contractors and affiliates) shall immediately transfer to the Company all files including, but not limited to, electronic files, records, documents, drawings, specifications, equipment and similar items in his possession or the possession of contractors relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement).

6.       Status of Consultant. The Consultant understands and agrees that he is not an employee of the Company and that he is not entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement or death benefits. The Consultant shall be responsible for providing, at the Consultant’s expense and in the Consultant’s name, disability, worker’s compensation or other insurance as well as licenses and permits usual or necessary for conducting the Services hereunder. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant’s compensation hereunder, including estimated taxes, and shall provide the Company with proof of said payments, upon demand. The Consultant hereby agrees to indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Consultant’s breach of this Section 6.

7.       Representations by Consultant and Indemnification by Company. The Consultant represents that the Consultant has the qualifications and ability to perform the Services in a professional manner, without the advice, control, or supervision of the Company.

The Company indemnified the Consultant under the Indemnification Agreement entered into in March 2012 which Indemnification Agreement is incorporated into this Agreement and made a part of it. Such indemnification shall continue in relation to all Services performed by the Consultant for the Company pursuant to this Agreement, regardless of the fact that the Consultant is no longer an officer or director of the Company. The Company will add the Consultant as an insured under its directors and officers liability insurance policy.

8.       Notices. Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called “Notices”) required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic (including e-mail) or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the addresses set forth below, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

If to the Company:

ClearSign Combustion Corporation

12870 Interurban Avenue South

Seattle, Washington 98168

Attn.: Chief Executive Officer

Facsimile No.:

E-Mail:

If to the Consultant:

Stephen E. Pirnat

Facsimile No.:

E-Mail:

9.       Choice of Law and Venue. This Agreement shall be governed according to the laws of the state of Washington. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in the county of King in the State of Washington.

10.       Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the Services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the Services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

11.       Amendment/Waiver. Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver.

12.       Counterparts. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

13.       Arbitration/Equitable Relief. The parties hereby agree that all controversies, claims and matters of difference shall be resolved by binding arbitration before JAMS located in Seattle, Washington according to the rules and practices of JAMS from time-to-time in force; provided however that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this Section. The arbitrator shall apply Washington law in rendering a decision. The Consultant acknowledges that irreparable injury will result to the Company from the Consultant’s violation of any of the terms of Section 4 (Nondisclosure) of this Agreement. The Consultant expressly agrees that the Company shall be entitled, in addition to damages and any other remedies provided by law, to an injunction or other equitable remedy respecting such violation or continued violation.

14.       Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the Term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

15.       Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

16.       No Assignment of Rights or Delegation of Duties by Consultant; Company’s Right to Assign. The Consultant’s rights and benefits under this Agreement are personal to him and therefore no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer. The Company may assign its rights and delegate its obligations under this Agreement to any other person or entity.

17.       Electronically Transmitted Documents. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

WHEREFORE, the parties have executed this Agreement on the date first written above.

“Consultant”

By:	/s/ Stephen E. Pirnat
Stephen E. Pirnat

“Company”

ClearSign Combustion Corporation

By:	/s/ Robert T. Hoffman Sr.
Robert T. Hoffman Sr.
Chairperson of the Board

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